EXHIBIT 99.1
                                                                    ------------

                              1-800-ATTORNEY, INC.
                           FORM 8-K - JANUARY 18, 2002


Exhibit 1.  Press release

                    1-800-ATTORNEY CEO, PETER BALISE RESIGNS;
                DIRECTOR, MATT BUTLER TO LEAD COMPANY AS NEW CEO


           LAKE HELEN, FLA.-- January 18, 2002 --  1-800-ATTORNEY, Inc. (Nasdaq:
ATTY) today announced the resignation of Peter Balise as chairman, president and CEO to pursue other opportunities. Board member, Matt Butler, has been elected chairman, president and CEO to fill the vacancy left by Mr. Balise's resignation.

           Mr. Balise, the Company's founder, was instrumental in expanding the Company's original business from legal publishing to becoming a leading attorney marketing network under the 1-800-ATTORNEY brand. As the Company enters a new phase in its efforts to continue to develop and build all of its service and product lines, Mr. Balise and the Company feel that new leadership and vision in the Company's day to day operations will enhance its business prospects and expand its business contacts.

           Mr. Butler, 43, will assume his responsibilities immediately. He joined the Company's board of directors in January 2000. Previously, Mr. Butler served on the Board from June 1996 until August 1998. He is currently a private investor. From November 1992 through November 1999, Mr. Butler was Chairman and Chief Executive Officer of Butler Holdings, Inc., the parent company of Hunt Transportation, Inc., Omaha, Nebraska, which is engaged in the transportation of agricultural and construction machinery and equipment throughout the United States.

           Mr. Butler sold Hunt to Crete Carrier Corporation of Lincoln Nebraska in 1999. He is a graduate of the University of Kansas where he majored in Advertising, and is a 1996 graduate of the Owner-President Management Program ("O.P.M.") at Harvard Business School. He is a former member of the Young Presidents Organization ("Y.P.O.").

           1-800-ATTORNEY, Inc. is executing a strategy of becoming the nation's leading attorney marketing network and its wholly owned subsidiary, PCNA Communications Corporation, is a leading provider of print directories within the legal industry.

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